UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2018

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408
(Address of principal executive offices) (Zip Code)

(336) 292-3010
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 18, 2018, Tanger Factory Outlet Centers, Inc. (the "Company") held its Annual Meeting of Shareholders. The first matter on which the common shareholders voted was the election of eight directors to serve until the next Annual Meeting of Shareholders. The results of the voting are as shown below:

Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
William G. Benton	69,503,013	1,245,506	115,521	16,318,854
Jeffrey B. Citrin	69,642,994	1,108,602	112,444	16,318,854
David B. Henry	69,516,440	1,234,240	113,360	16,318,854
Thomas J. Reddin	69,591,277	1,159,593	113,170	16,318,854
Thomas E. Robinson	69,509,295	1,240,862	113,883	16,318,854
Bridget M. Ryan-Berman	69,020,496	1,359,145	484,400	16,318,854
Allan L. Schuman	68,520,896	2,204,994	138,150	16,318,854
Steven B. Tanger	70,229,912	522,095	112,033	16,318,854
The second matter on which the common shareholders voted was the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
86,622,518	375,320	185,057	—
The third matter on which the common shareholders voted was the approval, on a non-binding basis, of the compensation of the Company's named executive officers. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
29,588,133	40,949,995	325,912	16,318,854

Item 7.01.    Regulation FD.

On May 18, 2018, the Company issued a press release announcing the election of the Company's directors and officers.

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are included with this Report:

99.1	Press release announcing the election of the Company's directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2018

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ James F. Williams
James F. Williams
Executive Vice President and Chief Financial Officer